UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☑	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

BALL CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[Email to be sent by John A. Hayes, President and Chief Executive Officer, to Fellow Ball Shareholders]

Just a few weeks from the April 27 voting deadline, only about 24 percent of the shares of Ball stock owned by employees have been voted. Part of behaving like owners at Ball is embracing our responsibilities as stewards of our company. Let’s challenge ourselves to all vote our shares! If you haven’t yet done so, please vote now. It is very easy to vote online, or by phone. If you have misplaced your voting information or need new instructions, please use the contact info below. Every vote counts, regardless of how many shares you own. Thank you for voting today!

Computershare: (781)575-2000 (press option 1)